                                                                 Exhibit (k)(1)

[AIG American General Logo]

                                             LAUREN W. JONES
                                             CHIEF COUNSEL, PRODUCT DEVELOPMENT
                                             Direct Line (713) 831-8470
                                             FAX (713) 620-3878
                                             E-mail: laurie_jones@aigag.com

                                          December 2, 2008

American General Life Insurance Company
2727-A Allen Parkway
Houston, TX 77019

   Re: American General Life Insurance Company and
       American General Life Insurance Company Separate Account VL-R Corporate Investor Select(SM)
       File No. 333-153093 and No. 811-08561

Dear Ladies and Gentlemen:

As Chief Counsel of American General Life Companies, LLC, I have acted as counsel to American General Life Insurance Company (the "Company") in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6, File Nos. 333-153093 and 811-08561 ("Registration Statement"), for the Company's Separate Account VL-R ("Separate Account VL-R") with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance by the Company of Corporate Investor Select(SM) (Policy Form No. 08301) flexible premium variable universal life insurance policies (the "Policies"). Net premiums received under the Policies are allocated by the Company to Separate Account VL-R to the extent directed by owners of the Policies. Net premiums under other variable policies that may be issued by the Company may also be allocated to Separate Account VL-R. The Policies are designed to provide a death benefit and are to be offered in the manner described in the prospectus and the prospectus supplements included in the Registration Statement. The Policies will be sold only in jurisdictions authorizing such sales.

In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company and all such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein and have assumed that prior to the issuance or sale of any Policies, the Registration Statement, as finally amended, will be effective.

                     AMERICAN GENERAL LIFE COMPANIES, LLC
                    2929 Allen Parkway . Houston, TX 77019

American General Life Insurance Company
December 2, 2008
Page 2


Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Texas.

2. Separate Account VL-R was duly established and is maintained by the Company pursuant to the laws of the State of Texas, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account VL-R, are, in accordance with the Policies, credited to or charged against Separate Account VL-R without regard to other income, gains or losses of the Company.

3. Assets allocated to Separate Account VL-R will be owned by the Company. The Company is not a trustee with respect thereto. The Policies provide that the portion of the assets of Separate Account VL-R equal to the reserves and other Policy liabilities with respect to Separate Account VL-R will not be chargeable with liabilities arising out of any other business the Company may conduct.

4. When issued and sold as described above, the Policies (including any units of Separate Account VL-R duly credited thereunder) will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

I am admitted to the bar in the State of Texas, and I do not express any opinion as to the laws of any other jurisprudence.

This opinion is being furnished in accordance with the requirements of
Item 601(b)(5), Regulation S-K of the Securities Act of 1933 and I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                          LAUREN W. JONES